                                                                    EXHIBIT 10.3

                           INDUSTRIAL LEASE AGREEMENT
                           --------------------------



                                     Between

                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,

                                  As Landlord,

                                       And

                            ADVANCED MATERIALS, INC.,
                 -----------------------------------------------

                                    As Tenant





                                    PROJECT:


                               11420 MATHIS DRIVE
                    -----------------------------------------
                          FARMERS BRANCH, TEXAS  75234
                    -----------------------------------------

                    -----------------------------------------

                                TABLE OF CONTENTS
                                -----------------


PARAGRAPH:                                                                 PAGE:
----------                                                                 -----

1.   Basic Lease Information and Certain Defined Terms                         1

2.   Premises and Term                                                         2

3.   Commencement Date                                                         2

4.   Rent, Security Deposit, Reimbursable Expenses and Escrow                  3
      Payments

5.   Excess Common Area Charges                                                4

6.   Taxes                                                                     5

7.   Landlord's Repairs                                                        5

8.   Tenant's Repairs and Maintenance                                          5

9.   Alterations                                                               6

10.  Signs                                                                     6

11.  Rules and Regulations                                                     7

12.  Utilities                                                                 7

13.  Landlord and Tenant Insurance                                             7

14.  Waiver of Subrogation                                                     8

15.  Fire and Casualty Damage                                                  8

16.  Liability and Indemnification                                             9

17.  Use                                                                       9

18.  Inspection                                                                9

19.  Assignment and Subletting                                                10

20.  Condemnation                                                             11

21.  Delivery of Premises at End of Term; Holding Over                        11

22.  Quiet Enjoyment                                                          12

23.  Default by Tenant                                                        12

24.  Remedies of Landlord                                                     13

25.  Default by Landlord                                                      15

26.  Subordination; Attornment; Estoppel Certificates                         15

27.  Mechanic's Liens                                                         16

28.  Hazardous Materials                                                      16

29.  Force Majuere                                                            17

30.  Prior Agreements; Severability; Illegality; Maximum
     Interest                                                                 17

31.  Brokers                                                                  17

32.  Condition and Acceptance of Premises                                     17

33.  Notices                                                                  18

34.  Landlord's Lien                                                          18

35.  Miscellaneous                                                            19

36.  Additional Provisions                                                    19


------------------------------


EXHIBITS:

Exhibit "A"    -    Building Site Plan and Description of Premises
Exhibit "B"    -    Legal Description of the Land
Exhibit "C"    -    Acceptance of Premises Memorandum
Exhibit "D"    -    Leasehold Improvements Work Agreement
Exhibit "E"    -    Rules and Regulations
Exhibit "F"    -    Tenant Estoppel Letter
Exhibit "G"    -    Option to Reduce Square Footage
Exhibit "H"    -    Option to Reduce Square Footage Site Plan
Exhibit "I"    -    Renewal Option
Exhibit "J"    -    Common Area Charges Cap

                           INDUSTRIAL LEASE AGREEMENT
                           --------------------------


     1.   BASIC LEASE INFORMATION AND CERTAIN DEFINED TERMS.
          --------------------------------------------------

Lease Date:         December 1                  , 1995
                    ----------------------------
Tenant:             ADVANCED MATERIALS, INC., a California corporation
                    ------------------------

Tenant's Address:   20211 South Susana Road
                    --------------------------------------------------
                    Rancho Dominguez, California  90221
                    --------------------------------------------------
                    --------------------------------------------------

                    Contact:  David Lasnier       Telephone:(800) 395-3626
                            --------------------

Landlord:           NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION,
                    a Delaware corporation

Landlord's Address: Greystone Realty Corporation, as Agent for   COPY TO:
                    -------------------------------------------- Greystone
                    New York Life Insurance Corporation          Realty
                    -------------------------------------------- Corporation
                    Two Pickwick Plaza                           4514 Cole Ave.
                    -------------------------------------------- Suite 1201
                    Greenwich, Connecticut  06830                Dallas, Texas
                    -------------------------------------------- 75201

Guarantor(s):       N/A
Project:            --------------------------------------------
                    11420 Mathis Drive
                    --------------------------------------------,     as
                    more specifically defined in PARAGRAPH 2.

Description:        Approximately 100,000 square feet
                    --------------------------------------------
                    per Job #1201184
                    --------------------------------------------

Premises:           As indicated by the cross-hatched area on EXHIBIT "A"
                    attached to this Lease, situated in the building constituting a part of the Project and shown on EXHIBIT "A"
                    (the "BUILDING") located on the land described on EXHIBIT
                    "B" attached to this Lease (the "LAND").

Permitted Use:      General warehouse, including but not limited to
                    ------------------------------------------------
                    manufacturing, fabrication, assembly, warehousing & distribution (other than retail) of foam & related products
                    60 months, plus the remainder of the month in which the Commencement Date occurs, commencing on the Commencement
                    Date (Dec. 1, 1995) and being estimated to end at 5:00 p.m.
                    Nov. 30, 2000, subject to adjustment and earlier termination as provided in this Lease.

Base Rent:

                                                       Rate Per Square Foot of
                                                       Net Rentable Area in the
          Months         Monthly        Annual              Premises Per Annum
          ------         -------        ------         ------------------------

          1-60           $27,500        $330,000                 $3.30
          ------         --------       --------                 ----------
          ------         --------       --------                 ----------
          ------         --------       --------                 ----------
          ------         --------       --------                 ----------
          ------         --------       --------                 ----------
          ------         --------       --------                 ----------

Security Deposit:             $  27,500
                              --------------------

Tenant's Proportionate
Share: 48.09%, which is the percentage obtained by dividing (i) 100,000 square feet, which is the Net Rentable Area in the Premises by (ii) 207,936 square feet, which is the Net Rentable Area in the Building.

Base Year:          Calendar Year 1995

Broker or Agent:    Corporate Realty Advisors/Gary Bender
                    ----------------------------------------

     2. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord the Premises, together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. The term of this Lease ("TERM") shall commence on the Commencement Date (hereinafter defined) and shall be for the period therefor specified in PARAGRAPH 1. The Land, the Building, and the other improvements located on the Land are collectively referred to as the "PROJECT". Landlord reserves the right to change from time to time the dimensions and location of any improvements outside the Premises. For example, and without limiting the foregoing, Landlord may construct additional buildings or improvements on the Land, remove buildings or improvements not necessary for Tenant's use of the Premises for the Permitted Use or substitute for any parking area other areas reasonably accessible to the tenants of the Project. Notwithstanding the foregoing, Tenant shall have continuous access to the premises at all times.

     3.   COMMENCEMENT DATE.  [MARK APPLICABLE PARAGRAPH]

[x]  A.   EXISTING IMPROVEMENTS COMMENCEMENT DATE.  The "COMMENCEMENT DATE"
shall be the estimated Commencement Date specified in PARAGRAPH 1. Tenant acknowledges that (i) it has inspected and accepted the Premises, (ii) the Building and improvements comprising the same, or of which the Premises form a part, are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord (unless otherwise expressly set forth in this Lease). If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, and Landlord cannot, using good faith efforts, acquire possession of the Premises prior to the date above recited as the Commencement Date of this Lease, Landlord shall not be deemed to be in default hereunder, nor in any way liable to Tenant because of such failure, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed to be the "Commencement Date".

     B. After the Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord an Acceptance of Premises Memorandum in the form attached hereto as EXHIBIT "C". If the Commencement Date is other than the first day of a calendar month, the Term also shall include the remainder of the calendar month in which the Commencement Date occurs, such that the Term shall be for the full number of months stated in PARAGRAPH 1 plus the remainder of the month in which the Commencement Date occurs.

     4.   RENT, SECURITY DEPOSIT, REIMBURSABLE EXPENSES AND ESCROW PAYMENTS.
          -----------------------------------------------------------------

     A. Tenant agrees to pay to Landlord base rent ("BASE RENT") for the Premises, in advance, without demand, notice, deduction or set off, at the rates provided in PARAGRAPH 1. The first full monthly installment of Base Rent, plus the other monthly charges set forth in PARAGRAPH 4C below, shall be due and payable on the Lease Date and subsequent monthly installments shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date (other than the month for which Base Rent is paid on the Lease
Date), except that all payments due hereunder for any fractional calendar month shall be prorated. If the Commencement Date is not the first day of a month, Base Rent for the fractional month in which the Commencement Date occurs shall be due on the Commencement Date.

     B. In addition, Tenant agrees to deposit with Landlord on the date hereof the Security Deposit provided in PARAGRAPH 1, which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under this Lease, it being expressly understood and agreed that this Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such Event of Default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the Security Deposit to its original amount. The Security Deposit shall be deemed the property of Landlord, but any remaining balance of such Security Deposit after payment and performance of all of Tenant's obligations under this Lease shall be returned to Tenant within 30 days of the end of this Lease.

     C. In addition to Base Rent and Tenant's other obligations hereunder, Tenant agrees to pay Tenant's proportionate share (as defined in PARAGRAPH 1) of the following costs and expenses (collectively, the "REIMBURSABLE EXPENSES"): (i) Excess Common Area Charges (hereinafter defined) payable by Tenant in accordance with PARAGRAPH 5, (ii) Excess Taxes (hereinafter defined) payable by Tenant pursuant to PARAGRAPH 6, (iii) Excess Insurance Expenses (hereinafter defined) payable by Tenant pursuant to PARAGRAPH 13,
(iv) the cost of any repair, replacement, or capital expenditures required under any governmental law or regulation that was not applicable to the Building at time of original construction, such costs to be amortized over such reasonable period as Landlord shall determine, (v) the cost of any capital improvements made to common areas of the Building after the date of this Lease that is required under interpretations or regulations issued from time to time under provisions of the Tex. Rev. Civ. Stat. Ann. Art. 9102 and/or the provisions of the American With Disabilities Act of 1990, 42 U.S.C. Sections 12101-12213 (collectively, the "DISABILITY ACTS"), amortized over such period as Landlord shall reasonable determine, together with interest at the Prime Rate on the unamortized balance thereof, (vi) replacement reserves for capital items and other operating expenses required by this Lease. Common Area Charges Cap. See Exhibit "J". During each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12th of Tenant's proportionate share of such Reimbursable Expenses, as estimated by Landlord. Tenant authorizes Landlord to use the funds deposited with Landlord under this PARAGRAPH 4C to pay such Reimbursable Expenses. On or before December 31 of each calendar year during the Lease Term, or as soon thereafter as reasonably practical, Landlord shall give Tenant written notice of its estimate of Reimbursable Expenses for the ensuing calendar year

(provided Landlord's failure to do so shall not waive Tenant's obligations, and until such estimate is provided the estimate of Reimbursable Expenses for the prior year shall be used). Landlord shall be entitled to revise its projection of such Reimbursable Expenses at any time and if Landlord so revises such projection, Tenant shall pay to Landlord, on the same day as Base Rent is due hereunder, an amount equal to 1/12th of Tenant's proportionate share of such Reimbursable Expenses pursuant to Landlord's revised estimate thereof. By April 30 of each calendar year (or as soon thereafter as may be reasonably practicable) during the Term hereof Landlord shall determine the actual Reimbursable Expenses for the preceding calendar year and shall notify Tenant thereof. If the Tenant's total escrow payments are less than Tenant's actual proportionate share of all such Reimbursable Expenses, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow payments of Tenant are more than Tenant's actual proportionate share of all such Reimbursable Expenses, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments.

     D. In the event Tenant fails to make any Base Rent or other payment due under this Lease when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment; and the failure to pay such amount within five (5) days after demand therefor shall be an additional Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or interest or as limiting Landlord's remedies in any manner. In addition, to the extent allowed by law, rent that is more than 30 days past due shall bear interest at the highest applicable rate of interest that may then be lawfully charged on such past due amounts (after taking into account any late charges or other amounts paid or payable hereunder if and to the extent they are held to constitute interest) or, if there is no such highest rate, then at a rate equal to eighteen percent (18%) per annum.

     E. All of Tenant's obligations for the payment of money other than Base Rent and performance of its covenants hereunder, constitutes material consideration for Landlord's lease of the Premises hereunder and shall constitute additional rent.

     5. EXCESS COMMON AREA CHARGES. In addition to other amounts required to be paid by Tenant hereunder, each calendar year (other than the Base Year) Tenant shall pay to Landlord Tenant's proportionate share of the amount by which the following costs and expenses (collectively, the "COMMON AREA CHARGES")for such calendar year exceed the Common Area Charge for the Base Year (such excess being referred to herein as the "EXCESS COMMON AREA CHARGES"):

     A. The cost of repair, maintenance and replacement of: (i) the exterior of the Building (including painting), other than structural repairs and replacements for which Landlord is responsible pursuant to PARAGRAPH 7; (ii) all mechanical, electrical, plumbing, sewer, sprinkler and other life-safety equipment and systems forming a part of the Project (other than the cost of repair, replacement and maintenance of the items which are Tenant's responsibility pursuant to PARAGRAPH 8 which shall be paid entirely by Tenant as provided in PARAGRAPH 8); (iii) any spur or other track servicing the Project, including any amounts payable by Landlord in any agreement relating to such tracks; and (iv) all other common areas and facilities constituting a part of the Project (including, but not limited to, all paved areas surrounding the Building).

     B. The cost of maintenance and replacement of the grass, shrubbery and other landscaping in and about the Project.

     C. The cost of maintaining in a good, neat, clean and sanitary condition all parking areas, driveways, alleys and grounds in and about the Project (including trash removal).

     D. The cost of maintaining and landscaping any property or facility that is operated, maintained or landscaped by any property owner or community owner association to which any of the Project is subject (including the cost of any dues or other charges assessed by any such association).

     E. The cost of operating and maintaining any property, facilities or services provided for the common use of Tenant and other tenants of the Project, which costs shall include, without limitation, management fees and security (if furnished by Landlord), wages and employee benefits payable to employees of Landlord whose duties are connected with the operation and maintenance of the Project, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Project, all service, supplies, repairs, replacements and other expenses for maintaining and operating the Project, and any other facilities or services provided for the common use of Tenant and other tenants of the Project. COMMON AREA CHARGES CAP. SEE EXHIBIT "J"

     6.   TAXES.
          ------

     A. Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature that accrue against any of the Project (collectively referred to herein as "TAXES"). If at any time during the Term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received herefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Project, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project within the applicable taxing jurisdiction. Tenant agrees to pay its proportionate share of the cost of any such consultant incurred in any year following the Base Year.

     B. In addition to other amounts required to be paid by Tenant hereunder, each calendar year Tenant shall pay to Landlord Tenant's proportionate share of the amount by which Taxes for such calendar year exceed Taxes for the Base
Year (such excess being referred to herein as the "EXCESS TAXES").

     C. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord the amount of such increase in taxes. In addition, if the Building is a multiple occupancy building and the cost of any improvements constructed to the Tenant's Premises is disproportionately higher than the cost of improvements constructed to the premises of other tenants of the Building, then upon demand Tenant shall pay the amount of Taxes attributable to such disproportionately more expensive improvements, in addition to Tenant's proportionate share of Taxes.

     7.   LANDLORD'S REPAIRS.
          -------------------

     Landlord's maintenance, repair and replacement obligations are limited to those set forth in this PARAGRAPH 7. Landlord, at its own cost and expense, shall be responsible only for roof replacement and for repair and replacement of only the foundation and the structural members of the exterior walls of the Building, reasonable wear and tear excluded. The terms "roof" and "walls" as used herein shall not include skylights, windows, glass or plate glass, doors, special store fronts or office entries. Tenant shall immediately give Landlord written notice of defect or need for repairs after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord shall cause to be maintained and repaired the common area in and about the Building in a reasonable and prudent manner including any spur track, with the cost thereof being a part of the Common Area Charges.

     8.   TENANT'S REPAIRS AND MAINTENANCE.
          ---------------------------------

     A. Tenant, at its own cost and expense, reasonable wear and tear excluded, shall (i) maintain all parts of the Premises (including, but not limited to, the floor slab (example: floor chips and other surface work) of the Premises and the mechanical, electrical, plumbing, sewer, security, sprinkler and other life-safety equipment, fixtures and systems forming a part of the Premises), in good, neat, clean, sanitary and operable condition and (ii) promptly make all necessary repairs and replacements to the Premises in a good and workmanlike manner. In addition to the foregoing, Tenant shall, at its sole expense, repair any damage to the Project caused by the negligent or intentional acts or omissions of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder; provided that if the damage is to the structure of Building or the mechanical, electrical or plumbing systems of the Building, or any improvements outside the Premises, Landlord may elect to cause such repair to be done by a contractor selected by Landlord, with Tenant to be responsible for the cost thereof. Tenant's repair obligations shall include, but shall not be limited to, repair of windows, glass and other doors, interior walls, interior finish work and finishes, floors and floor coverings, downspouts, gutters, all heating and air conditioning, fire and security systems in or about the Premises, dock boards, truck doors, dock bumpers, all electrical and plumbing lines, systems and fixtures within the Premises, and all termite and pest control within the Premises.

     B. In addition to Tenant's other obligations hereunder, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises.

     C. The amount of Tenant's rental obligation set forth in PARAGRAPH 4A above does not include the cost of items for which Tenant is responsible under this PARAGRAPH 8 or as a part of Common Area Charges, and Landlord's performance of repair, replacement, maintenance and other items is not a condition to payment of such rental obligations.

     9. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to or of the Premises or any part thereof, nor attach any fixtures or equipment thereto, without first obtaining Landlord's written consent. Any such alterations, additions or improvements to the Premises consented to by Landlord, if made by Landlord for Tenant, shall be paid for by Tenant within ten
(10) days after receipt of Landlord's statement therefor; and Tenant shall reimburse Landlord for the cost thereof plus 15% of the actual cost to reimburse Landlord for its overhead. At the option of the Landlord, all such alterations, additions and improvements shall become Landlord's property (including, but not limited to, any and all floor coverings, wall coverings, baseboards, doors, door fixtures, windows, skylights, walls, electrical wiring and switches, lights and light fixtures, plumbing, bathroom and/or kitchen fixtures, security and fire detection equipment, sprinklers, and all heating and/or air conditioning equipment, but excluding furniture, trade fixtures and other items, whether or not specifically mentioned above that are unattached and readily movable) and, at the end of the Lease Term, shall remain on the Premises without compensation to Tenant unless Landlord elects by written notice to Tenant to have Tenant remove same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of such alterations, additions and improvements. In any case, no alterations shall be made by Tenant which shall alter the basic structural soundness of the improvements, which penetrate exterior walls, windows, doors or the roof, or which, in Landlord's opinion, adversely affect any mechanical, electrical or plumbing systems of the Project.

     10. SIGNS. Any signage, decorations, advertising media, blinds, draperies, window treatments, bars, and security installations Tenant desires for the Premises shall be subject to Landlord's prior written approval. Tenant shall repair, paint, and/or replace the Building facis surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage, all at Tenant's sole cost and expense. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord and to the requirements of all covenants, conditions and restrictions applicable to the Project.

     11. RULES AND REGULATIONS. Tenant agrees to abide by all rules and regulations imposed by Landlord, as the same may be changed from time to time with reasonable notice to Tenant. The initial rules and regulations are as set forth in EXHIBIT "E" attached hereto. The rules and regulations are imposed for the cleanliness, good appearance, proper maintenance, and good order and reasonable use of the Premises and the Project by all tenants and their clients, agents, invitees, customers and employees. Breach of the rules and regulations shall be grounds for termination of this Lease if after notice in writing to Tenant, Tenant fails to cure such breach within 20 days of the date such notice is delivered by Landlord or if Tenant shall habitually (i.e., 3 or more times within any calendar year) violate the rules and regulations. Landlord shall not be liable for the failure of Tenant, another tenant, or any other person, or any of their agents or employees, to conform to the rules and regulations.

     12. UTILITIES. Landlord agrees to provide normal water, sewer, gas and electricity service as same may be available to the Premises. Tenant shall timely pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, deposits, surcharges or the like pertaining to the Tenant's use of the Premises, and any maintenance charges for utilities. Tenant shall pay all impact fees associated with utility hook-ups, meter installations or services to the Premises. Landlord shall have the right to cause any of said services to be separately metered to Tenant at Tenant's expense. Tenant shall pay its pro rate share, as reasonably determined by Landlord, of all charges for jointly metered utilities (including, but not limited to the cost of utilities consumed in connection with providing electrical power for the Building's canopy lighting, the lighting of the parking facilities and other common areas and facilities associated with the Building, the Building's fire pump room and irrigation system, as well as other electricity gauged by the "house meter"). Landlord shall not be liable for any interruption or failure of utility service on the Premises. Tenant acknowledges that it is aware of the type and quantity of utilities currently available to the Premises and agrees that same is adequate for Tenant's purposes.

     13.  LANDLORD AND TENANT INSURANCE.

     A. Landlord shall maintain insurance covering the Building in an amount not less than eighty percent (80%) of the "replacement cost" thereof insuring against the perils and costs of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief and such other insurance as Landlord shall deem necessary. In addition to other amounts required to be paid by Tenant hereunder, each calendar year (other than the Base Year) Tenant shall pay to Landlord Tenant's proportionate share of the amount by which the cost of procuring insurance under this PARAGRAPH 13A for such calendar year exceeds the cost of procuring such insurance for the Base Year (such excess being referred to herein as the "EXCESS INSURANCE EXPENSES").

     B. Tenant, at its own expense, shall maintain during the Term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for property damage and One Million Dollars ($1,000,000) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain during the Term of this Lease (i) fire and extended coverage insurance covering the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant, and all of Tenant's personal property contained within the Premises and (ii) business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is acceptable to Landlord, (iii) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord, and (iv) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, and Landlord's policy shall be excess over Tenant's policies. All insurance policies carried by Tenant hereunder shall expressly provide (by endorsement or otherwise) that Landlord's rights thereunder shall be assignable to Landlord's mortgagee who shall be shown as an additional insured thereon. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term of the Lease and upon each renewal of said insurance.

     C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building of which the Premises are a part is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

     14. WAIVER OF SUBROGATION. Landlord and Tenant hereby waive and release each other (but only to the extent of the insurance coverage required to be maintained by the respective parties hereunder) of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any liability, loss or damage that may occur to the Premises, improvements or the Building of which the Premises and a part, or personal property (building contents) within the Building and/or Premises as the result of any fire or other casualty required to be insured against under this Lease. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this Paragraph and to have the insurance policies properly endorsed to reflect such waivers.

     15.  FIRE AND CASUALTY DAMAGE.
          -------------------------

     A. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Building of which the Premises are a part should be totally destroyed by any peril covered by the insurance to be provided by Landlord under PARAGRAPH 13A above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

     B. If the Building of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Landlord under PARAGRAPH 13A above, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, or by or for Tenant. Effective upon the date of the occurrence of such damage and ending upon substantial completion, if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within one hundred eighty (180) days remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

     C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness accrued by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

     16. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Project, when such injury or damage shall be caused by an affirmative act of negligence by Landlord, its agents, servants and employees (unless the indemnified loss is caused wholly or in part by Tenant's or any other party's negligence, in which event this indemnity shall not apply to the allocable share of such loss resulting from Tenant's or such other party's negligence). Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall indemnify, protect, hold harmless and defend Landlord, its agents, employees, contractors, partners, directors, officers and any affiliates of the above-mentioned parties (collectively the "LANDLORD AFFILIATES") from and against any and all obligations, suits, losses, judgments, actions, damages, claims or liability (including, without limitation, all costs, attorneys' fees, and expenses incurred in connection therewith) in connection with any loss, injury or damage (i) to any person or property whatsoever occurring in, on or about the Project, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees (ii) arising from the conduct of management of any work done by or for Tenant in or about the Project, (iii) arising from transactions of the Tenant, or (iv) arising from a breach, violation or non-performance of any term, provision, covenant or agreement of Tenant hereunder, or a breach or violation by Tenant of any court order or any law, regulation, or ordinance of any federal, state or local authority (collectively, the "LOSSES"). If any claim is made against Landlord or Landlord Affiliates, (other than any claim made directly by Tenant against Landlord or Landlord Affiliates) Tenant, at its sole cost and expense, shall defend any such claim, suit or proceeding by or through attorneys reasonably satisfactory to Landlord. The provisions of this PARAGRAPH 16 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     17. USE. The Premises shall be used only for the Permitted Use described in PARAGRAPH 1 and for such other lawful purposes as may be incidental thereto, and not otherwise prohibited by this Lease. Tenant acknowledges that it does not intend to use the Premises to serve the public. Tenant shall comply with
(1) all governmental laws, ordinances and regulations applicable to the use and occupancy of the Premises, and promptly shall comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense, (2) the requirements of all deed restrictions, restrictive covenants, conditions and restriction affecting the Building and/or the Land, and (3) the requirements of any applicable association having jurisdiction with respect to the Building.

     18.  INSPECTION.    Landlord and Landlord's agents and representatives
shall have the right to enter the Premises during business hours upon prior reasonable notice except in the event of an emergency to (i) inspect the Premises, (ii) make such repairs as may be required or permitted pursuant to this Lease, and (iii) show the Premises to prospective purchasers of, or parties who are anticipated to provide financing with respect to, the Building. Notwithstanding the foregoing,

Landlord shall have the right to enter the Premises at any time, without notice to Tenant, in case of an emergency posing a threat to persons or property. During the period that is six (6) months prior to the end of the Term, upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

     19.  ASSIGNMENT AND SUBLETTING

     A. Tenant shall not assign (either voluntarily or by operation of law), transfer or encumber this Lease, or any interest therein, sublet any of the Premises, or grant any other right or license to use or occupy any of the Premises, or permit any of the foregoing, without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord's refusal to consent shall not be deemed unreasonable if subtenant's usage is not typical for a Class A industrial project or subtenant has a history of allowing trash to collect in common areas or over parking the allocated pedestrian and/or truck parking areas of the project. Any attempted assignment, subletting, transfer, encumbrance or grant by Tenant in violation of the terms and covenants of this Paragraph shall be void and shall constitute an Event of Default under this Lease. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its liability hereunder. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease Tenant shall give written notice thereof to Landlord at least sixty (60) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed sublessee or assignee, the relevant terms of any proposed sublessee or assignee, the relevant terms of any proposed sublease or assignment, a copy of the proposed sublease/assignment documents (including any related documents forming a part of the transaction) and copies of financial reports and other relevant financial information of the proposed sublessee or assignee.

     B. In addition to, but not in limitation of, Landlord's right to approve of any sublessee or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment for the remaining term of the Lease, to terminate this Lease, or in case of a proposed subletting of less than the entire Premises for the remaining term of the Lease, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Paragraph, the Term of this Lease shall end on the date stated in Landlord's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term hereof; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which have accrued hereunder as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed in this Lease for the expiration of the term hereof) and except for those obligations and liabilities which, by the express terms of this Lease, are to survive any expiration or termination hereof. If Landlord recaptures only a portion of the Premises under this Paragraph, the Base Rent during the unexpired Term hereof shall abate proportionately based on the rent per square foot contained in this Lease as of the date immediately prior to such recapture.

     C. Upon the occurrence of an assignment or subletting, whether or not consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys to Landlord all rents or other sums received or receivable by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease, and agrees to pay such amounts to Landlord within ten (10) days after receipt.

     D. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et. seq. (the "BANKRUPTCY CODE"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     E. Any assignee, sublessee or transferee of Tenant's interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "TRANSFEREES"), by accepting any such assignment, sublease or transfer shall be deemed to have assumed Tenant's obligations hereunder, and shall be deemed to have assumed liability to Landlord for all amount paid to persons other than Landlord by such Transferees in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder shall relieve Tenant of its liability hereunder. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     20. CONDEMNATION. If more than fifty percent (50%) of the Premises are taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by a conveyance in lieu thereof, and the taking prevents or materially interferes with the use of the Premises for the purpose for which there were leased to Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than fifty percent (50%) of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by a conveyance in lieu thereof, this Lease shall not terminated, but the rent payable hereunder during the unexpected portion of this Lease shall be reduced prorata or to such other extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord; and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill of for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

     21. DELIVERY OF PREMISES AT END OF TERM: HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession of the Premises to Landlord broom clean, with all repairs and maintenance required herein to be performed by Tenant completed, in as good a condition as delivered on the Commencement Date, reasonable wear and tear expected. If, for any reason, Tenant retains possession of the Premises or any part thereof after such termination, or fails to complete any repairs required hereby, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either (i) the creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one and one-half (1-1/2) times the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365-day year for each day Tenant remains in possession). If no such notice is served, then a tenancy sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Paragraph shall not constitute a waiver by Landlord of any right to re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this PARAGRAPH 21 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord. If any property of Tenant is left in the Premises after Tenant vacates or abandons the Premises then such property shall be deemed abandoned by Tenant, and same shall (at Landlord's option) by Landlord's property and Landlord may dispose of, sell or use same without liability to Tenant; provided, however, that Landlord may elect not to own such property and may require Tenant to remove the property immediately, and if Tenant fails to do so Landlord may remove, store and/or dispose of the property as Landlord deems appropriate without liability to Tenant and at Tenant's expense.

     22. QUIET ENJOYMENT. Landlord covenants that on or before the Commencement Date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as secure indebtedness owed by Landlord, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. If this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

     23. DEFAULT BY TENANT. The occurrence of any one of the following events shall constitute a material breach of this Lease by Tenant (an "EVENT OF DEFAULT");

     A. Any failure by Tenant to pay Base Rent or to make any other payment required to be made by Tenant hereunder when due, and the continuation of such failure for 10 days.

     B. Tenant abandons, vacates, or substantially moves out of the Premises and/or ceases business operations at the Premises, without continuing to pay rent.

     C. Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after Landlord has given Tenant written notice. If the nature of such default is such that the same can be cured by cannot reasonably be cured within such twenty-day period, Tenant shall not be deemed to be in default in Tenant shall, within such thirty (30) day period, commence cure and thereafter diligently and continuously prosecute the same to completion, provided such additional cure period shall not exceed an additional thirty (30) days.

     D. The making or furnishing by Tenant of any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished.

     E. The transfer of all or any substantial portion of the assets of Tenant or the incurring of any material obligation by Tenant, unless such transfer or obligation is incurred in the ordinary course of Tenant's business or in good faith for fair equivalent consideration, or with Landlord's consent and the assumption of this Lease by the assignee.

     F. Tenant's becoming insolvent as defined in the Federal Bankruptcy Code, admission in writing of its insolvency or of its present or prospective inability to pay its debts as they become due, the inability or failure of Tenant to pay all or any material portion (in number of dollar amount) of its debts as they become due, Tenant's permission or sufferance of a judgment to exist against it which affects Tenant's ability to conduct its business in the ordinary course (unless enforcement thereof is stayed pending appeal), Tenant's making or proposing an assignment for the benefit of creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, proposing any such moratorium, extension or composing, or commencing or proposing to commence any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any federal, state or other law for the relief of debtors.

     G. Tenant's failure to obtain the dismissal, within thirty (30) days after the commencement thereof, of any bankruptcy, reorganization or insolvency proceeding, or other proceeding under any law for the relief of debtors, instituted against it by one or more third parties or failure to actively oppose any such proceeding, or, in any such proceeding, defaulting or filing any answer admitting the material allegations upon which the proceeding was based or alleging its willingness to have an order for relief entered or its desire to seek liquidation, reorganization or adjustment of any of its debts.

     H. The appointment of any receiver, trustee or custodian to take possession of all or any substantial portion of the assets of Tenant, or the formation of any committee of Tenant's creditors, or any class thereof, for the purpose of monitoring or investigating the financial affairs of Tenant or enforcing such creditors' rights.

     I. Any other event, occurrence, action or failure that is an Event of Default under any other provision of this Lease.

     24. REMEDIES OF LANDLORD. Upon the occurrence of any Event of Default, Landlord, at its option, may exercise one (1) or more of the following remedies. In addition, Tenant agrees in connection with each of the following Landlord remedies that Section 93.002 of the Texas Property Code (if the Premises are located in Texas) is not applicable, is superseded hereby and is waived for all purposes under this Lease.

     A. TERMINATION OF LEASE. Landlord may to the extent permitted under applicable law, without judicial process, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and without further notice repossess the Premises, and be entitled to recover to the extent permitted under applicable law all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, accrued rent and interest thereon, accrued late charges and interest thereon, the unamortized cost of Tenant's improvements, broker's fees and commissions, attorneys' fees, moving allowances, and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and costs of reletting the Premises (including without limitation advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs).

     B. REPOSSESSION AND RE-ENTRY. Landlord may, to the extent permitted under applicable law, without judicial process, immediately terminated Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice or demand, enter upon the Premises or any part thereof and take absolute possession of the same, expel or remove

Tenant and any other person or entity who may be occupying the Premises, by force if necessary, change the locks, without having any civil or criminal liability therefor, and at Landlord's option, Landlord may relet the Premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect. In the event of a termination of Tenant's possession of the Premises under this Paragraph, Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises and Tenant shall have no further right to possession of the Premises. In the event Landlord shall elect to relet the Premises, then rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions, and third, to the payment of rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice or such intention to terminate the Lease is given to Tenant. Notwithstanding any such reletting without termination of the Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. If Landlord relets the Premises (it being understood and agreed that Landlord shall have no obligation whatsoever to relet the Premises), either before or after the termination of this Lease, then for that portion of the Premises that is subject to such new lease, all such rentals received from such Lease shall be and remain the exclusive property of Landlord, and Tenant shall not be, at any time, entitled to recover any such rental (through such rental shall be credited by Landlord, to the extent provided above, against those sums due from Tenant to Landlord).

     C. CURE OF DEFAULT. Landlord may, to the extent and in the manner permitted by applicable law, without judicial process, enter upon the Premises, by force if necessary, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligation under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting from such action, whether caused by negligence of Landlord or otherwise.

     D. CONTINUING OBLIGATIONS. Any repossession of or re-entering on the Premises by Landlord under this Paragraph shall be without liability or responsibility for damages to Tenant. No repossession of or re-entering upon the Premises or any part thereof pursuant to any portion of this PARAGRAPH 24 or otherwise and no reletting of the Premises or any part thereof pursuant to any portion of this PARAGRAPH 24 shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

     E. OTHER REMEDIES. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses (including reasonable attorneys' fees), claims and causes of action arising from or in connection with any default by Tenant under this Lease.

     F. CUMULATIVE REMEDIES. No right or remedy herein conferred upon or reserved to landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other remedy.

     G. NO WAIVERS. One or more waivers of any covenant, term or condition of this Lease shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. No expiration or termination of the Term of this Lease or Tenant's rights of possession hereunder, and no re-entry or repossession of the Premises, and no reletting of the Premises, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, re-entry, repossession or reletting. Landlord's failure to insist upon the strict performance of any provision hereof or to exercise any option, or remedy contained herein shall not constitute a waiver thereof or of any provision, option, right or remedy in the future. Receipt by Landlord of any rent or other sum with knowledge of any breach or default hereunder shall not waive such breach or default, and no waiver of any provision hereof shall occur unless made in writing.
Failure to declare any Event of Default immediately upon occurrence, or delay in taking any action or remedy in connection therewith, shall not waive the Event of Default or require the giving of any further notices or opportunities to cure prior to exercise or remedies. Neither the acceptance of late payments nor the giving of notice or opportunities to cure where none are required shall ever constitute a waiver by Landlord or create any obligation that Landlord give any future notices or opportunities to cure.

     25. DEFAULT BY LANDLORD. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty
(30) days after written notice from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commended to cure said failure within said thirty (30) days and continues diligently and continuously to cure the same). If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Project as the same may then be encumbered, and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Project as hereinbefore expressly provided.

     26.  SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES.

     A. This Lease is junior, subject, and subordinate to all ground leases, mortgages, deeds or trust, and other security instruments of any kind now covering the Project, or any portion thereof. Landlord reserves the right to place liens or encumbrances on the Project, or any part thereof or interest therein superior in lien rights and effect to this Lease. This Lease, at the option of Landlord, shall be subject and subordinate to any and all such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease as may be requested by Landlord. Notwithstanding such subordination, Tenant agrees upon the foreclosure of any such lien or encumbrance or upon the lienholder's becoming the owner of the Premises or the Project to attorn to such lienholder or the purchaser at any foreclosure sale, to accept such lienholder or purchaser as the Landlord under this Lease, provided that Tenant's right to quiet possession of the Premises under this Lease shall not be disturbed so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease (to be observed and performed by Tenant). Tenant hereby waives any right to terminate this lease because of any such foreclosure, provided that the then owner shall agree to Tenant's occupancy and right to quiet possession of the Premises.

     B. In addition to and not in lieu of the foregoing, Tenant shall at any time and from time to time upon not less than twenty (20) days prior notice to landlord, execute, acknowledge and deliver to Landlord a statement in writing substantially in the form of EXHIBIT "F" attached hereto. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee of the Property or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrancer upon the Property.

     C. At any time when the holder of an outstanding mortgage, deed of trust or other lien covering Landlord's interest in the Premises, or any superior ground or master lessor, has given Tenant written notice of its lien or interest in the Project, Tenant may not exercise any remedies for default by Landlord hereunder unless and until said holder or superior lessor shall have received written notice of such default and a reasonable time (not less than 30 days) shall thereafter have elapsed without the default having been cured. Any such holder or superior lessor may perform Landlord's obligations under this lease.

     27. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. If any mechanic's or materialmen's lien, or other lien that arises or is claimed as a result of any actual or alleged action, failure to act or indebtedness of Tenant, is placed, claimed or asserted against the Premises or Tenant's leasehold interest under this Lease, Tenant shall cause same to be released of record within 5 days of demand by Landlord. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance, or claim therefor, against the Premises or Tenant's leasehold interest hereunder.

     28. HAZARDOUS MATERIALS. Tenant shall never incorporate into, or dispose of, at, in or under the Project any toxic or hazardous materials (as defined hereafter). Tenant further agrees not to use at, place in, or store at the Project any toxic or hazardous materials, except for those toxic or hazardous materials that are either (a) office supplies or (b) kitchen cleaning materials that are generally considered to be a household cleaner and are purchased in a container not larger than one (1) gallon and then only if (i) all such toxic or hazardous materials, supplies and materials are properly labeled and contained, (ii) all such toxic or hazardous materials are stored, handled, transported and disposed of in accordance with highest accepted industry standards and all applicable laws, rules and regulations, and (iii) if a material safety data sheet is required under applicable laws to accompany the toxic or hazardous materials, supplies or materials, a copy of such current material safety data sheet is provided to Landlord. For purposes of this Lease, toxic or hazardous materials shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or content which cause such materials to be classified as hazardous or toxic as then prescribed by the highest industry standards or by the then current levels or content as set from time to time by the U.S. Environmental Protection Agency ("EPA") or the U.S. Occupational Safety and Health Administration ("OSHA") or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules or regulations. In the event there is a spill of a toxic or hazardous materials (other than non-material spills of permitted office supplies and kitchen cleaning supplies) at the Project, Tenant shall notify Landlord of the method, time and procedure for any clean-up and removal of such toxic or hazardous materials; and, Landlord shall have the right to require reasonable changes in such method, time or procedure. In the event there is a spill of a toxic or hazardous material that comes from office supplies in the Premises, Tenant shall notify Landlord if the spill would in any way endanger or pose a threat to Tenant's employees, Building maintenance or custodial personnel, other Building tenants or the general public. In the event of any breach of this provision by Tenant or any contamination of the Project by Tenant, Tenant shall pay all costs for the removal or abatement or clean-up of any toxic or hazardous materials at the Project. This PARAGRAPH 28 shall survive the expiration or any termination of this Lease.

     29. FORCE MAJUERE. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, weather, acts of God, labor disputes or other causes beyond the reasonable control of Landlord (collectively, the "FORCE MAJEURE DELAYS"). Notwithstanding the above, Force Majuere shall never by applicable to the delay in any payment called for in this Lease by Tenant and Landlord to each other.

     30. PRIOR AGREEMENTS; SEVERABILITY; ILLEGALITY; MAXIMUM INTEREST. This Lease constitutes the entire understanding and agreement of Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provisoin of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. It is the intention of Landlord and Tenant to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary herein or in any other agreement entered into in connection with or as security for this Lease, it is agreed that the aggregate of all consideration which constitutes interest under applicable law (including, but not limited to, any late charges that may constitute interest under applicable law) that is taken, reserved, contracted for, charged or received under this Lease or otherwise in connection with this Lease shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on Tenant's obligations under this Lease (or, if all such obligations have been paid in full, refunded to Tenant).

     31. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought about this transaction, other than the broker or agent identified in the Basic Lease Information, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     32. CONDITION AND ACCEPTANCE OF PREMISES. Taking possession of the Premises by Tenant shall be conclusive evidence that: (a) the improvements to be constructed pursuant to EXHIBIT "D" attached hereto are substantially complete except for "punch list" items (if any) or, if no improvements are to be constructed, that the Premises are accepted "AS IS" and "WITH ALL FAULTS"; (b) Tenant accepts the Premises as suitable for the purposes for which the Premises are leased; (c) Tenant accepts the Premises as being in a good and satisfactory condition; and (d) Tenant waives any known defects in the Premises, and any other portion of the Project. Tenant acknowledges that no representations or warranties regarding the condition of the Premises and the Building or any portion thereof have been made by Landlord except as may be specifically set forth herein. Landlord expressly disclaims, and Tenant hereby waives to the full extent permitted by law, any implied warranty that the Premises, the Building or any other portion of the Project are suitable for Tenant's intended commercial purpose, and Tenant's obligation to pay rent hereunder is not dependent upon the condition of the Premises or the Building or any other portion of the Project or the performance by Landlord of its obligations hereunder, and, except as otherwise expressly provided herein in accordance with applicable law, Tenant shall continue to pay the rent, without abatement, setoff, deduction, notwithstanding any breach by Landlord of its duties or obligations hereunder, whether express or implied. The foregoing shall not be construed to relieve Landlord from its obligations which are expressly set forth in this Lease.

     33. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth in PARAGRAPH 1 or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

     B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth in PARAGRAPH 1, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     C. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out in PARAGRAPH 1, or at such other address as they have heretofore specified by written notice delivered in accordance herewith.

     D. If and when included within the term "Landlord" , as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

     34. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant and for the performance of all of its other obligations hereunder, upon all goods, wares, equipment, fixtures, furniture, inventory, and other personal property of Tenant or any subtenant now or hereafter situated at the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all other obligations of Tenant have been fully performed and discharged. In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of location. Upon the occurrence of an Event of Default hereunder, or upon Tenant's threatened breach of its obligations hereunder (including, without limitations, any threatened vacation or abandonment of the Premises), in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days' notice by Landlord. Tenant hereby agrees to execute such other instruments, necessary or desirable under applicable law to perfect the security interest hereby created. Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises and is to be filed for record in the real estate records. The record owner of the Land is Landlord.

     35.  MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way defines, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     B. The terms, provisions and covenants contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Upon any Landlord's conveyance of the Building or the Land, and the assignment of its rights under this Lease, to another party ("SUCCESSOR"), such Landlord shall be released from its obligations hereunder and the Successor shall become the "Landlord" hereunder from and after the date of any such conveyance and assignment and shall thereafter have all of the rights and obligations of the Landlord hereunder, in accordance with the terms hereof, during the period of its ownership of the Building. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

     C. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment thereon, in good condition and repair, resonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums, common area maintenance, utility and other charges for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord shall be credited against the amounts due from Tenant under this PARAGRAPH 35C.

     D. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     E. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery or possession of the Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit required by PARAGRAPH 4B hereof and one month's Base Rent (and Base Rent for the fractional month in which the Commencement Date occurs) at set forth in PARAGRAPH 4A hereof.

     F. Landlord and Tenant agree that the terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party (other than to its attorneys and accountants and other than to parties who propose to purchase or finance the Building, or the Project, or who propose to become investors in Landlord) except as may be required by law or by the order of a court of competent jurisdiction.

     G.  See Page 20a.

     36. ADDITIONAL PROVISIONS. EXHIBITS A,B,C,D,E,F,G,H,I,J, attached hereto are incorporated by reference herein.



                                             LANDLORD:

                                             NEW YORK LIFE INSURANCE AND ANNUITY
                                             CORPORATION, a Delaware corporation

                                             By: Greystone Realty Corporation,
                                                 its authorized representative


                                                 By: /s/ Charles F. Lauckhardt
                                                     --------------------------
                                                     Charles F. Lauckhardt,
                                                     Executive Vice President

                                             Date of Execution:  9/21/95
                                                                ---------------


                                             TENANT:

                                             ADVANCED MATERIALS GROUP, INC,
                                             ----------------------------------
                                             a California corporation

                                             By:  /s/ Steve Scott
                                                  -----------------------------


                                             Name:    Steve Scott
                                                  -----------------------------

                                             Its:     President
                                                  -----------------------------

                                             Date of Execution:  8/31/95
                                                                ---------------

     G. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the Laws of the State of Texas.



                                      -20a-

                                   EXHIBIT "A"

                 BUILDING SITE PLAN AND DESCRIPTION OF PREMISES


The Premises consists of the cross-hatched area in the Building as shown below. This Exhibit is for the sole purpose of identifying the location of the Premises in the Building. Nothing herein constitutes a representation, warranty or covenant as to common area improvements, vehicular or rail access or any other matter.


[MAP]


                              Exhibit "A" - Page 1

                                   EXHIBIT "B"

                          LEGAL DESCRIPTION OF THE LAND





11420 MATHIS

BEING all of Lot 2R, Block C of the revision of Black B and Block C of Luna 635 Business Park, 1st Installment, a addition to the City of Farmers Branch, Texas, as filed in Volume 80017, page 2039, Deed Records, Dallas County, Texas, said Lot 2R originally platted as Lots 2 through 5, Block C of Luna 635 Business Park, 1st Installment, an addition to the City of Farmers Branch, Texas, as recorded in Volume 79042, Page 2188, Deed Records, Dallas County, Texas, and being more particularly described as follows:

BEGINNING at an iron road found for corner, being North a distance of 10.00 feet from the North line of Royal Lane (a 100 foot R.O.W.) and said iron rod being in the East line of Mathis Street (a 64 foot R.O.W.);

THENCE NORTH along the East line of said Mathis Street a distance of 89.78 feet to an "x" cut found for corner, said "x" cut also being the beginning of a curve to the right having a central angle of 09 degrees 17 minutes 10; and a radius of
646.20 feet;

THENCE along said curve, in a Northeasterly direction along said Mathis Street, and arc distance of 104.73 feet to an iron rod found for corner, said iron rod being the point of tangency;

THENCE North 09 degrees 17 minutes 10 seconds East along Easterly line of said Mathis Street, a distance of 945.83 feet to an iron rod found for corner, said iron rod being in the curving North line of Lot 2R, Block C of Luna 635 Business Park, said curve being a curve to the left and having a central angle of 48 degrees 14 minutes 09 seconds, a radius of 603.29 feet;

THENCE along said curve in a Northeasterly direction, an arc distance of 507.89 feet to an iron rod found for corner, said iron rod being the West line of C.R.I. & P. Railroad ( a 100 foot R.O.W. at this point);

THENCE along the West line of said Railroad South 09 degrees 17 minutes 10 seconds West a distance of 1451.74 feet to an iron rod found for corner, said iron rod being in the North line of said Royal Lane and said Railroad being a 150 foot right-of-way at this point;

THENCE South 89 degrees 35 minutes 38 seconds West along the North line of said Royal Lane a distance of 310.07 feet to an iron rod found for corner;

THENCE North 45 degrees 00 minutes 00 seconds West a distance of 14.04 feet to the POINT OF BEGINNING and containing 9.717 acres or 423,273 square feet of land, more or less.

                              Exhibit "B" - Page 1

                                   EXHIBIT "C"

                        ACCEPTANCE OF PREMISES MEMORANDUM


This Memorandum constitutes an acceptance by the Tenant of the Premises in accordance with that certain Industrial Lease Agreement (the "LEASE") for space in the _______________________________________________________________________
_______________________ located at 11420 Mathis Drive, Farmers Branch, Texas 75234, executed on the ______ day of _____________, 19___, between New York Life Insurance and Annuity Corporation, as Landlord, and Advanced Materials, Inc., a California corporation, as Tenant.

Landlord and Tenant hereby agree that:

1. Except for those items shown on the attached "punchlist", which Landlord will use reasonable efforts to remedy within _________________________ days hereof, Landlord has fully completed the construction work required under the terms of the Lease and the Work Letter attached to the Lease.

2. The Premises are tenantable and suitable, the Landlord has no further obligation for construction (except as specified above), and Tenant by this acceptance of the Premises, acknowledges that both the Property and the Premises are satisfactory in all respects.

3. The Commencement Date of the Lease is hereby agreed to be the 1st day of December, 1995.

4. The Expiration Date of the Lease is hereby agreed to be the 30th day of November, 2000.

5. Tenant agrees that Landlord (except as provided in the Work Letter) has made no warranties or representations about the suitability or other aspects of the Premises.


Agreed and Executed this ________ day of ___________________________, 19 ____.



                                             LANDLORD:

                                             NEW YORK LIFE INSURANCE AND ANNUITY
                                             CORPORATION, a Delaware corporation

                                               By:
                                                     __________________________

                                               Name:  Charles J. Lauckhardt
                                                    ___________________________

                                               Title:  Executive Vice President
                                                    ___________________________


                                             TENANT

                                             ADVANCED MATERIALS, INC.,
                                             a California corporation

                                             By:  /s/ Steve Scott
                                                  _____________________________

                                             Name:  Steve Scott
                                                  _____________________________

                                             Title:  President
                                                  _____________________________

                              Exhibit "C" - Page 1

                                   EXHIBIT "D"

Tenant acknowledges that (i) it has inspected and accepts the premises in an "As Is, Where Is" condition, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the premises are leased and Landlord has made no warranty, representation, covenant, or agreement with respect to the merchantability or fitness for any particular purpose of the Premises, (iii) the Premises are in good and satisfactory condition, (iv) no representation as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, except as in this Lease expressly provided, and (v) there are no representations, or warranties, expressed, implied or statutory, that extend beyond the description of the premises, except as otherwise provided in this Lease.

                                   EXHIBIT "E"

                         BUILDING RULES AND REGULATIONS


1. Landlord agrees to furnish to Tenant two keys without charge. Additional keys will be furnished at a nominal charge.

2. Except for contractors performing routine services having no effect or impact on the Premises or physical aspects os the Project (i.e., interior plant care service or parking lot sweeping), Tenant will refer to Landlord, for Landlord's approval and supervision before performance of any contractual service, all contractors, contractor's representatives and installations technicians rendering any service on or to the Premises for Tenant. This provision shall apply to all work performed by or for Tenant in the Project, including installations of equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Project. All wall and roof penetrations must in all cases be performed by Landlord's approved contractor.

3. No Tenant shall at any time occupy any part of the Premises as sleeping or lodging quarters or as a residence, or for retail purposes.

4. Except on prior written notice to Landlord of the type equipment or machinery to be installed or used, and after Landlord's consent thereto, Tenant shall not place, install or operate on the Premises or in any part of the Project, large motors, compressors, any engine, oven, stove or machinery or conduct mechanical operations therein. Tenant shall not cook in the Premises nor place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosives or toxic or hazardous material without the prior written consent of Landlord.

5. Landlord will not be responsible for personal property, equipment, money or jewelry lost or stolen from the Premises.

6. No birds, fowl or animals shall be brought into or kept in or about the Project or the Premises, except seeing eye dogs.

7. Landlord may permit entrance to the Premises by use of pass keys controlled by Landlord, without the prior written consent but with prior notice of Tenant, for any person who is the employee, contractor or agent of Landlord.

8. None of the Common Area entries, passages, doors, hallways or stairways shall be blocked or obstructed nor shall any rubbish, litter, trash or material of any nature be placed, emptied or thrown into these areas, nor shall such areas be used at any time except for ingress or egress by Tenant or Tenant's agents, employees or invitees.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed and any damage resulting to them from misuses, and the defacing or injury of any part of the Project or Premises shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person at the Premises shall create a nuisance or disturb adjoining landowners or other occupants of the Project by the use of any musical instruments, the making of loud or unseemly noises or strong or noxious odors or any other unreasonable use or noise.

11. Nothing shall be thrown out of or disposed of at the Premises or the Project except in approved receptacles.

12. Tenant shall not store any materials, equipment, products, stock, etc. outside the Premises, for any consecutive twenty-four (24) hour period.

                              Exhibit "E" - Page 1

13. Tenant shall not erect any sign or other insignia upon any part of the Project without the prior written consent of Landlord.

14 Tenant shall comply with all local, state and federal laws, codes and ordinances relating to the Premises. In the event of fire, zoning or building code or safety problems, Tenant shall comply with all applicable governmental requirements.

15. Tenant shall at least on an annual basis have the heating, ventilation, and/or air-conditioning system(s) and all fire, security, safety and fire sprinkler systems serving the Premises completely checked out and repaired if necessary. In addition, the Tenant shall have the filters on any applicable system(s) changed at least on a quarterly basis.

16. Tenant shall not allow its trash accumulation to exceed the space provided for its temporary storage and shall not allow such space to become "unsightly" (within Landlord's sole discretion). Trash or debris shall not be permitted to be gathered or stored except in receptacles properly designed for its removal and disposal.

17. Vehicles may be parked only in areas marked or designated for parking. In allocating parking at the Project, Landlord may designate specific parking areas for specific types of vehicles. Landlord may provide such designation by physical designation of the parking area by signs or other markings, or by providing a map or drawing to tenant(s) of such designations. The designation or location of parking spaces may be modified by Landlord as necessary. No parking is allowed in delivery areas, fire lanes, usual and ordinary traffic lanes or in any locations which interferes with the safe and efficient ingress and egress of vehicles on the Project.

18. Use of the parking areas is restricted to vehicles in operating condition. No vehicles, including, without limitation, attached or unattached trailers, may be parked at the Project more than seventy-two (72) consecutive hours. Any vehicle parked on the Project more than seventy-two
     (72) consecutive hours shall be considered abandoned and Landlord may have the same towed away.

19. No vehicle or similar mechanical or body repairs may be conducted at any time in the parking areas or at the Project.

20. If Tenant is notified that it is violating any applicable rule or regulation, and Tenant thereafter fails to cure such violation within a reasonable time, then Landlord, at its option, but without any obligation to do so, may take action which Landlord deems appropriate to remedy the violation(s). If any expense is incurred in doing so, then Tenant shall pay Landlord therefor within ten (10) days after Landlord requests such payment.

21. Landlord reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project and/or Premises, the operation thereof and the preservation of good order therein. New rules (when made and notice thereof given to Tenant) shall be binding upon Tenant in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect and the terms and provisions of the attached Lease in effect between Landlord and Tenant, the Lease shall control.

                              Exhibit "E" - Page 2

                                   EXHIBIT "F"

                             TENANT ESTOPPEL LETTER


By Industrial Lease Agreement (the "Lease") dated ____________, the undersigned ("TENANT") has leased from New York Life Insurance and Annuity Corporation, or its predecessors in interest ("LANDLORD") the lease premises located at ______ _______________________________________________________________ which are more particularly described in the Lease. Landlord, as owner of the property ("PROPERTY") of which the lease premises are a part, intends [TO SELL THE PROPERTY TO) [GRANT A LIEN IN THE PROPERTY AS SECURITY FOR A LOAN TO] [ENTER INTO A GROUND OR MASTER LEASE COVERING THE PROPERTY WITH] _________________
 ______________________________________________ [("BUYER")] [("LENDER")]
[("LESSEE")] who, as a condition to the [PURCHASE OF THE PROPERTY] [MAKING OF SAID LOAN] [ENTERING INTO SAID LEASE], has required this Tenant Estoppel Letter.

In consideration of [BUYER'S] [LENDER'S] [LESSEE'S] agreement to [PURCHASE THE PROPERTY] [MAKE SAID LOAN] [ENTER INTO SAID LEASE], Tenant agrees and certifies to Landlord and to [BUYER] [LENDER] [LESSEE] as follows:

1. The leased premises and possession thereof are accepted; Landlord has completed construction of all leasehold improvements, if any, required to be constructed by Landlord under the Lease; the Lease is in full force and effect; and the lease term begins on _________________________________
     and ends on ______________________________________.

2.   Tenant claims no present charge, lien or claim of offset against rent.

3. Rent is paid for the current month but is not paid and will not be paid more than one month in advance. Base rent is $____________________ per month and is due on the first day of each month. A security deposit in the amount of $____________________ has been paid to Landlord.

4. There are no existing defaults by reason of any act or omission of the Landlord except as follows: __________________________________________
     ______________________________________.

5. The Lease has not been modified, except in accordance with the amendments dated as follows: ____________________________________________________
     ______________________________________.

6. Attached is a true and correct copy of the Lease together with all amendments, modifications or renewals.

                                             TENANT:

                                             ADVANCED MATERIALS, INC., A
                                             CALIFORNIA CORPORATION

                                             By:  /s/ Steve Scott
                                                  -----------------------------

                                             Name:  Steve Scott
                                                    ---------------------------

                                             Title:  President
                                                     --------------------------

                                             Date:   8/31/95
                                                     --------------------------

                              Exhibit "F" - Page 1
Industrial Lease 3/4/93

                                   EXHIBIT "G"

                         OPTION TO REDUCE SQUARE FOOTAGE


Landlord hereby grants to Tenant the right and option to reduce the square footage of the lease premises from 100,000 square feet, to 66,998 square feet on each of the first three (3) anniversaries of the commencement date (the "Reduction Option"). If exercised the space returned by Tenant to Landlord shall be approximately 33,002 square feet as shown on Exhibit "H" (the Reduction Space). To exercise the Reduction Option, Tenant must (i) give Landlord written notice of its exercise at least sixty (60) days prior to the anniversary date, and (ii) vacate the approximate 33,002 square feet, as shown on Exhibit "H", within sixty (60) days of providing Landlord written notice. After Tenant vacates the Reduction Space, Landlord may elect to (i) build a wall separating the Reduction Space from the remainder of Premises, (ii) separate the utility systems and provide for separate controls for the utility systems in the Reduction Space and remainder of Premises, and (iii) construct openings and install three (3) dock high loading doors complete with dock bumpers and dock levelers, in the Reduction Space. Tenant shall reimburse Landlord for one half (1/2) of Landlords cost for creating the above mentioned improvements within thirty (30) days of Landlord presenting Tenant an invoice evidencing such costs. Tenant agrees at Tenant's sole cost and expense to remove any existing tenant improvements which may encumber the construction of the new demising wall listed in (i) above. Tenant shall remain responsible for the payment of Base Rent and other Additional Rent for one hundred eighty (180) days after written exercise of the Reduction Option. If Landlord while utilizing commercially reasonable efforts and marketing the Reduction Space at market rental rates is successful in releasing the Reduction Space within one hundred eighty (180) days of Tenant's exercise of the Reduction Option, Landlord shall reimburse Tenant for the difference in rent paid, if any (Base Rent and Additional Rent paid by Tenant for the Reduction Space) minus (Base Rent and Additional Rent paid by new tenant during same one hundred eighty (180) day period), provided that Tenant has reimbursed Landlord for its share of improvements to the Reduction Space, and provided that no other event of monetary default exists.

                                   EXHIBIT "H"

                    OPTION TO REDUCE SQUARE FOOTAGE SITE PLAN


The Option to Reduce Square Footage consists of the cross-hatched area in the Building as shown below. This Exhibit is for the sole purpose of identifying the location of the Option to Reduce Square Footage in the Building. Nothing herein constitutes a representation, warranty or covenant as to common area improvements, vehicular or rail access or any other matter.


[MAP]

                                   EXHIBIT "I"

                                 RENEWAL OPTION

If, at the end of the primary term of this Lease, the Lessee is not in default in any of the terms and conditions or covenants of the Lease, Lessee, but not any assignee or subtenant of Lessee, is hereby granted an option to renew this Lease for an additional sixty (60) months upon the same terms and conditions contained in this Lease with the following exceptions:

     A. The renewal option term will contain no further renewal options unless expressly granted by Lessor in writing; and

     B. The rental for the renewal term shall be based on the existing base rent or the then prevailing rental rates, whichever is greater, for properties of equivalent quality, size, utility and location, with the length of the lease term and credit standing of the Lessee to be taken into account.


If Lessee desires to renew this Lease, Lessee will notify the Lessor of its intention to renew no later than six (6) months prior to the expiration date of the lease; Lessor shall, within the next fifteen (15) days notify Lessee in writing of the proposed renewal rate and the Lessee shall, within the next thirty (30) days following receipt of the proposed rate, notify the Lessor in writing of its acceptance of the proposed rental rate. Failure to accept the proposed rental rate terminates any renewal option pursuant to this paragraph.

                                   EXHIBIT "J"

                             COMMON AREA CHARGES CAP


Notwithstanding anything to the contrary set forth in Paragraph 5, in calculating "Excess Common Area Charges" for calendar years subsequent to the Base Year, when determining Tenant's share, "Excess Common Area Charges" may not increase more than seven percent (7%) from the amount of "Common Area Charges" for the immediately preceding calendar year.

Example      1995 Common Area Charges                      $.19 p.s.f.

             1996 Common Area Charges                      $.23 p.s.f.
             Tenant's "Excess Common Area Charges"         $.0133 p.s.f.

             1997 Common Area Charges                      $.26 p.s.f.
             Tenant's "Excess Common Area Charges"         $.0561 p.s.f.

Provided, the foregoing cap on "Common Area Charges" shall not apply to utility cost. Tenant's share of these expenses shall always be based on the actual amount of such expenses.